Exhibit 32

Written Statement of Chief Executive Officer and Chief Financial Officer Pursuant
to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Interim Chief Executive Officer and the Chief Financial Officer of Grubb & Ellis Company (the “Company”), each hereby certifies that to his knowledge, on the date hereof:

(a) the Form 10-K of the Company for the period ended December 31, 2010 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Thomas P. D’Arcy
Thomas P. D’Arcy
Chief Executive Officer

March 31, 2011

/s/  Michael J. Rispoli
Michael J. Rispoli
Chief Financial Officer

March 31, 2011

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